Exhibit 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: Clark Hinckley
One South Main, Suite 1134	Tel: (801) 524-4787
Salt Lake City, Utah	October 19, 2004
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS RECORD EARNINGS OF
$1.13 PER DILUTED SHARE FOR THIRD QUARTER 2004

Earnings Driven by Strong Loan Originations and Deposit Growth

SALT LAKE CITY, October 19, 2004 – Zions Bancorporation (“Zions” or “the Company”) (Nasdaq: ZION) today reported record third-quarter net income of $102.5 million, or $1.13 per diluted share. Net income and earnings per diluted share increased 65.1% and 66.2% over the $62.1 million, or $0.68 per diluted share for the third quarter of 2003. The return on average common equity was 15.23% in the third quarter of 2004, up from 9.89% for the same period in 2003. Earnings for the third quarter of 2003 included the impact of several strategic actions including the restructuring of Vectra Bank Colorado, the rationalization of branches in Zions Bank, the restructuring of certain debt instruments and the final disposition of certain strategic investments. As reflected in the table presented in the third quarter 2003 earnings release, in aggregate these 2003 events resulted in a net decrease in earnings for that quarter and year to date of $0.37 per diluted share.

“We are pleased to again report record quarterly earnings,” stated Harris H. Simmons, chairman and chief executive officer, noting “For the first time in Zions’ history quarterly earnings exceeded $100 million. Earnings were driven by continued strong loan originations and strong deposit growth, coupled with an improvement in the net interest margin. Credit quality remains excellent with net charge-offs under $10 million for the third consecutive quarter and the ratio of nonperforming assets to net loans and leases and other real estate owned at the lowest level in 26 quarters.”

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October 19, 2004

“This strong earnings performance was achieved in spite of significant investments in our business,” added Simmons. “We added significantly to our commercial loan origination capabilities with the hiring of an experienced commercial lending team of 39 in Utah and Idaho, and we continued to invest in our nascent wealth management business and in NetDeposit, our Check 21 Act subsidiary.”

Year-to-date net income for 2004 increased 24.3% to $301.0 million, or $3.31 per diluted share, compared to $242.2 million, or $2.67 per diluted share for the comparable period of 2003. The return on average common equity for the first nine months of 2004 was 15.32%, compared to 13.21% for the same period in 2003.

Loan and Deposit Growth

On-balance-sheet net loans and leases at September 30, 2004 were $21.5 billion, essentially unchanged from the June 30, 2004 balance, and an increase of 10.7% from $19.4 billion at September 30, 2003. During the quarter, a total of $743 million of loans were removed from the balance sheet through securitizations and sales and offset by a similar amount of new loan originations. Zions First National Bank securitized $640 million of small business loans, while $103 million of loans were sold in connection with branch sales at Vectra Bank Colorado. Partially offsetting the effects of the securitization, Zions First National Bank added approximately $360 million of new loans to its portfolio during the quarter. In addition, strong loan growth in Arizona and Nevada continued during the third quarter, adding approximately $270 million in on-balance sheet loans. Further, loan demand continues to show strength in California where approximately $140 million in loans were added to the balance sheet during the quarter.

Total deposits at the end of the third quarter 2004 increased to $23.2 billion, or an annualized rate of 12.4% over the balances reported at June 30, 2004, and 11.0% from the balances reported one year ago. Core deposits increased 12.9%, annualized, for the quarter and 12.0% year-over-year.

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ZIONS BANCORPORATION

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October 19, 2004

Net Interest Income

Taxable-equivalent net interest income increased 6.1% for the quarter to $300.0 million compared to $282.8 million for the third quarter of 2003. The increase reflects the previously discussed loan and deposit growth, partially offset by the effects of the securitization and branch sales noted earlier. For the third quarter of 2004, the net interest margin was 4.25%, compared to 4.20% for the second quarter of 2004 and 4.39% for the third quarter of 2003.

Noninterest Income

For the third quarter of 2004, noninterest income increased 2.1% to $109.5 million compared with $107.3 million for the second quarter of 2004, and decreased 42.4% compared to $190.2 million for the third quarter of 2003. However, noninterest income for the third quarter of 2003 includes $77.4 million in net equity securities gains, which resulted primarily from management’s decision to sell certain of the Company’s equity security investments.

Loan sales and servicing income for the quarter decreased $3.9 million compared to the third quarter of 2003 due in part to reduced residential mortgage originations. However, loan sales and servicing income for the third quarter of 2004 increased $1.2 million over the second quarter primarily as a result of the previously discussed small business loan securitization, which generated a gain on sale of $0.8 million. Market making, trading and nonhedge derivative income declined $4.8 million compared with the same period in 2003. The decrease was caused primarily by a $4.3 million decline in trading income resulting primarily from lower average spreads realized on each trade. Net equity securities gains were $4.3 million for the third quarter of 2004 and include $3.3 million in net gains on venture capital investments, while for the same period in 2003 net venture capital losses were $7.8 million. Adjusted for expenses, minority interest and income taxes, venture capital investments increased net income by $0.9 million in the third quarter of 2004 and decreased net income by $3.5 million in the third quarter of 2003.

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October 19, 2004

Noninterest Expense

Noninterest expense for the third quarter of 2004 was $232.8 million, an increase of 1.2% from the $230.0 million in the second quarter of 2004, and a decrease of 5.2% from $245.5 million for the third quarter of 2003. However, noninterest expense for the third quarter of 2003 includes $24.2 million of debt extinguishment costs.

Salaries and employee benefits increased from the second quarter of 2004, primarily as the result of an extra work day in the third quarter, increased incentive plan costs, and additional staffing related to the build out of our wealth management business, the hiring of the commercial lending team in Utah and Idaho and other business expansion. Legal and professional services decreased compared with the second quarter of 2004, primarily as a result of the completion of a major systems conversion project during the second quarter of 2004.

The efficiency ratio for the third quarter of 2004 was 56.8% compared to 57.9% for the second quarter of 2004 and 52.1% for the third quarter of 2003. The efficiency ratio was unusually low in the third quarter of 2003 as a result of the previously mentioned large gains from equity securities.

Asset Quality

The ratio of nonperforming assets to net loans and leases and other real estate owned improved to 0.42% at September 30, 2004, which is the lowest that this ratio has been since March 1998. This compares to 0.50% at June 30, 2004 and 0.56% at September 30, 2003.

Net loan and lease losses were slightly below $10.0 million or 0.19% of average loans on an annualized basis for both the second and third quarters of 2004. This compares with $18.4 million or 0.38%, annualized, for the third quarter of 2003. At September 30, 2004, the allowance for loan losses was $269.4 million or 1.25% of total loans and 350.4% of nonperforming loans. In addition, continued strong originations led to an increase in the allowance for unfunded lending commitments to $12.0 million at September 30, 2004 from $11.1 million at June 30, 2004.

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October 19, 2004

The provision for loan losses for the third quarter of 2004 was $9.4 million compared to $10.3 million provided during the second quarter of 2004 and $18.3 million for the third quarter of 2003. The declining trend in the provision since last year corresponds with improvements in credit quality experienced in the loan portfolio. Including the provision for unfunded lending commitments that is included in noninterest expense, the aggregate provisions for credit losses were $10.3 million for the third quarter of 2004 compared to $10.9 million for the second quarter.

Restructuring

During the third quarter of 2004, the Company made the decision to reorganize the operations at Zions Bank International Ltd. (formerly Van der Moolen UK Ltd.) as a result of disappointing operating performance. The decision resulted in terminating the Euro denominated bond trading operations and moving substantially all of the U.S. dollar bond trading operations from the United Kingdom to the Company’s existing U.S. operations. This reorganization also resulted in restructuring charges of $370 thousand, an impairment write-down of goodwill of $602 thousand and impairment of other intangibles of $160 thousand.

Capital Management

During the third quarter of 2004, Zions repurchased 404,338 shares of its common stock at an average price of $61.83 per share. For the nine months ended September 30, 2004, the Company repurchased 1,347,441 shares at an average per share price of $59.28. As of September 30, 2004, approximately $25 million of the current repurchase program was available for share repurchases.

Weighted average common and common-equivalent shares outstanding for the third quarter of 2004 were 90,956,674 compared to 90,658,259 for the second quarter of 2004 and 90,810,743 for the third quarter of 2003. The increase in shares from the second quarter of 2004 reflects the effects of the higher average stock price for the quarter, which increased common-equivalent shares.

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ZIONS BANCORPORATION

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October 19, 2004

The Company’s tangible common equity ratio was 6.74% at September 30, 2004, compared to 6.37% at June 30, 2004 and 6.55% at September 30, 2003. The improvement in the ratio at September 30, 2004 was principally due to retained earnings and a $23.5 million increase in accumulated other comprehensive income, which resulted primarily from increases in the market value of investment securities and derivatives.

Conference Call

Zions will host a conference call to discuss these third quarter results at 5:30 p.m. EDT this afternoon (October 19, 2004). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-800-299-0433, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. EDT on Tuesday, October 19 through midnight EDT on Tuesday, October 26, by dialing 1-888-286-8010 and entering the passcode (55006837). The webcast of the conference call will also be archived and available until October 26.

About Zions Bancorporation

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Under local management teams and community identities, Zions operates approximately 400 full-service banking offices in Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington. In addition, Zions is a national leader in SBA lending, public finance advisory services, agricultural finance and electronic bond trading. The Company is included in the S&P 500 Index. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information

Statements in this news release that are based on other than historical data are forward-looking, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not

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October 19, 2004

guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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FINANCIAL HIGHLIGHTS

(Unaudited)

(In thousands, except per share and ratio data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
EARNINGS
Taxable-equivalent net interest income	$300,047	$282,776	6.11%	$877,291	$834,550	5.12%
Taxable-equivalent revenue	409,540	472,952	(13.41)%	1,200,113	1,221,892	(1.78)%
Net interest income	294,778	277,079	6.39%	861,206	817,240	5.38%
Noninterest income	109,493	190,176	(42.43)%	322,822	387,342	(16.66)%
Provision for loan losses	9,363	18,260	(48.72)%	30,908	53,960	(42.72)%
Noninterest expense	232,813	245,506	(5.17)%	685,127	675,895	1.37%
Impairment loss on goodwill	602	75,628	(99.20)%	602	75,628	(99.20)%
Income before income taxes and minority interest	161,493	127,861	26.30%	467,391	399,099	17.11%
Income taxes	58,140	66,511	(12.59)%	167,485	161,861	3.47%
Minority interest	858	(2,849)	(130.12)%	(1,100)	(6,745)	(83.69)%
Income from continuing operations	102,495	64,199	59.65%	301,006	243,983	23.37%
Loss on discontinued operations	–	(2,115)	(100.00)%	–	(1,770)	(100.00)%
Net income	102,495	62,084	65.09%	301,006	242,213	24.27%

PER COMMON SHARE
Net income (diluted)	1.13	0.68	66.18%	3.31	2.67	23.97%
Income from continuing operations (diluted)	1.13	0.71	59.15%	3.31	2.69	23.05%
Loss on discontinued operations (diluted)	–	(0.03)	(100.00)%	–	(0.02)	(100.00)%
Dividends	0.32	0.30	6.67%	0.94	0.72	30.56%
Book value				30.39	27.66	9.87%

SELECTED RATIOS
Return on average assets	1.30%	0.86%		1.31%	1.16%
Return on average common equity	15.23%	9.89%		15.32%	13.21%
Efficiency ratio	56.85%	52.08%		57.09%	55.42%
Net interest margin	4.25%	4.39%		4.26%	4.48%

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FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

(In thousands, except share and ratio data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2004	2003	% Change	2004	2003	% Change
AVERAGE BALANCES
Total assets	$31,368,578	$28,696,504	9.31%	$30,746,329	$28,015,477	9.75%
Securities	5,232,188	4,644,337	12.66%	5,181,732	4,308,192	20.28%
Net loans and leases	21,220,481	19,577,780	8.39%	20,770,913	19,252,293	7.89%
Goodwill	645,462	729,149	(11.48)%	649,751	729,769	(10.96)%
Core deposit and other intangibles	62,923	76,457	(17.70)%	66,622	79,148	(15.83)%
Total deposits	22,729,540	20,425,204	11.28%	21,754,978	20,074,737	8.37%
Core deposits (1)	21,463,026	19,129,253	12.20%	20,521,173	18,775,337	9.30%
Minority interest	23,791	20,930	13.67%	22,456	22,293	0.73%
Shareholders’ equity	2,677,404	2,489,613	7.54%	2,625,039	2,450,617	7.12%

Weighted average common and common-equivalent shares outstanding	90,956,674	90,810,743	0.16%	90,819,586	90,621,048	0.22%

AT PERIOD END
Total assets				$30,731,040	$27,604,188	11.33%
Securities				5,058,691	4,339,956	16.56%
Net loans and leases				21,507,043	19,434,101	10.67%
Sold loans being serviced (2)				3,152,924	2,894,638	8.92%
Allowance for loan losses				269,413	281,311	(4.23)%
Allowance for unfunded lending commitments				12,030	–	–
Goodwill				642,645	654,161	(1.76)%
Core deposit and other intangibles				57,665	72,265	(20.20)%
Total deposits				23,165,131	20,874,124	10.98%
Core deposits (1)				21,883,851	19,546,495	11.96%
Minority interest				24,481	20,216	21.10%
Shareholders’ equity				2,724,261	2,485,971	9.59%

Common shares outstanding				89,638,753	89,864,022	(0.25)%

Average equity to average assets	8.54%	8.68%		8.54%	8.75%
Common dividend payout	28.10%	43.39%		28.49%	26.79%
Tangible common equity ratio				6.74%	6.55%
Nonperforming assets				91,105	109,566	(16.85)%
Loans past due 90 days or more				18,182	36,752	(50.53)%
Nonperforming assets to net loans and leases and other real estate owned at period end				0.42%	0.56%

(1) Amount consists of total deposits excluding time deposits $100,000 and over.

(2) Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
(In thousands, except per share and ratio data)	September 30,	June 30,	March 31,	December 31,	September 30,
	2004			2003
EARNINGS
Taxable-equivalent net interest income	$300,047	$289,630	$287,614	$283,866	$282,776
Taxable-equivalent revenue	409,540	396,909	393,664	386,619	472,952
Net interest income	294,778	284,245	282,183	278,254	277,079
Noninterest income	109,493	107,279	106,050	102,753	190,176
Provision for loan losses	9,363	10,301	11,244	15,980	18,260
Noninterest expense	232,813	229,976	222,338	217,967	245,506
Impairment loss on goodwill	602	–	–	–	75,628
Income before income taxes and minority interest	161,493	151,247	154,651	147,060	127,861
Income taxes	58,140	54,631	54,714	51,890	66,511
Minority interest	858	(2,226)	268	(440)	(2,849
Income from continuing operations	102,495	98,842	99,669	95,610	64,199
Loss on discontinued operations	–	–	–	–	(2,115
Net income	102,495	98,842	99,669	95,610	62,084

PER COMMON SHARE
Net income (diluted)	1.13	1.09	1.10	1.05	0.68
Income from continuing operations (diluted)	1.13	1.09	1.10	1.05	0.71
Loss on discontinued operations (diluted)	–	–	–	–	(0.03
Dividends	0.32	0.32	0.30	0.30	0.30
Book value	30.39	29.37	29.23	28.27	27.66

SELECTED RATIOS
Return on average assets	1.30%	1.28%	1.34%	1.32%	0.86%
Return on average common equity	15.23%	15.18%	15.54%	15.05%	9.89%
Efficiency ratio	56.85%	57.94%	56.48%	56.38%	52.08%
Net interest margin	4.25%	4.20%	4.32%	4.39%	4.39%

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FINANCIAL HIGHLIGHTS (Continued)

(Unaudited)

	Three Months Ended
(In thousands, except share and ratio data)	September 30,	June 30,	March 31,	December 31,	September 30,
	2004			2003
AVERAGE BALANCES
Total assets	$31,368,578	$31,040,639	$29,822,933	$28,761,614	$28,696,504
Securities	5,232,188	5,224,576	5,087,878	4,858,930	4,644,337
Net loans and leases	21,220,481	20,969,643	20,117,675	19,539,294	19,577,780
Goodwill	645,462	650,160	653,678	654,151	729,149
Core deposit and other intangibles	62,923	67,031	69,953	72,499	76,457
Total deposits	22,729,540	21,640,762	20,883,922	20,782,912	20,425,204
Core deposits (1)	21,463,026	20,409,823	19,680,319	19,521,067	19,129,253
Minority interest	23,791	21,750	21,812	20,297	20,930
Shareholders’ equity	2,677,404	2,618,259	2,578,879	2,520,280	2,489,613

Weighted average common and common- equivalent shares outstanding	90,956,674	90,658,259	90,905,218	91,407,363	90,810,743

AT PERIOD END
Total assets	$30,731,040	$30,894,325	$29,789,703	$28,558,238	$27,604,188
Securities	5,058,691	5,028,173	4,857,025	4,818,017	4,339,956
Net loans and leases	21,507,043	21,497,058	20,620,718	19,920,361	19,434,101
Sold loans being serviced (2)	3,152,924	2,643,927	2,707,128	2,782,175	2,894,638
Allowance for loan losses	269,413	271,554	271,226	268,506	281,311
Allowance for unfunded lending commitments	12,030	11,098	10,476	12,215	–
Goodwill	642,645	650,557	649,354	654,152	654,161
Core deposit and other intangibles	57,665	62,221	65,245	68,747	72,265
Total deposits	23,165,131	22,470,488	21,485,880	20,896,695	20,874,124
Core deposits (1)	21,883,851	21,198,263	20,283,721	19,669,582	19,546,495
Minority interest	24,481	21,721	23,847	19,776	20,216
Shareholders’ equity	2,724,261	2,636,451	2,621,965	2,540,023	2,485,971

Common shares outstanding	89,638,753	89,752,384	89,693,704	89,840,638	89,864,022

Average equity to average assets	8.54%	8.43%	8.65%	8.76%	8.68%
Common dividend payout	28.10%	29.12%	28.26%	28.24%	43.39%
Tangible common equity ratio	6.74%	6.37%	6.56%	6.53%	6.55%
Nonperforming assets	91,105	106,750	109,487	97,964	109,566
Loans past due 90 days or more	18,182	18,109	26,307	24,231	36,752
Nonperforming assets to net loans and leases and other real estate owned at period end	0.42%	0.50%	0.53%	0.49%	0.56%

(1) Amount consists of total deposits excluding time deposits $100,000 and over.

(2) Amount represents the outstanding balance of loans sold and being serviced by the Company, excluding conforming first mortgage residential real estate loans.

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CONSOLIDATED BALANCE SHEETS

	September 30, 2004	June 30, 2004	December 31, 2003	September 30, 2003
(In thousands, except share amounts)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$1,066,516	$1,124,832	$1,119,351	$1,168,611
Money market investments:
Interest-bearing deposits	2,893	3,767	884	618
Federal funds sold	106,957	57,115	54,850	9,349
Security resell agreements	698,569	770,139	512,960	479,465
Investment securities:
Held to maturity, at cost (approximate market value $640,462, $634,127, $0 and $0)	639,372	642,504	–	–
Available for sale, at market	3,986,046	3,784,086	4,437,793	3,946,261
Trading account, at market (includes $120,825, $369,883, $211,943 and $108,772 transferred as collateral under repurchase agreements)	433,273	601,583	380,224	393,695
	5,058,691	5,028,173	4,818,017	4,339,956
Loans:
Loans held for sale	151,199	140,982	176,886	216,026
Loans, leases and other receivables	21,459,920	21,457,499	19,839,755	19,313,092
	21,611,119	21,598,481	20,016,641	19,529,118
Less:
Unearned income and fees, net of related costs	104,076	101,423	96,280	95,017
Allowance for loan losses	269,413	271,554	268,506	281,311
Net loans	21,237,630	21,225,504	19,651,855	19,152,790

Other noninterest bearing investments	666,214	640,471	584,377	573,726
Premises and equipment, net	404,226	402,203	407,825	403,090
Goodwill	642,645	650,557	654,152	654,161
Core deposit and other intangibles	57,665	62,221	68,747	72,265
Other real estate owned	14,222	13,590	18,596	27,424
Other assets	774,812	915,753	666,624	722,733
	$30,731,040	$30,894,325	$28,558,238	$27,604,188

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$6,656,856	$6,585,035	$5,882,929	$5,726,664
Interest-bearing:
Savings and money market	13,446,840	12,838,974	12,044,499	12,065,766
Time under $100,000	1,388,649	1,419,984	1,507,628	1,553,127
Time $100,000 and over	1,281,280	1,272,225	1,227,113	1,327,629
Foreign	391,506	354,270	234,526	200,938
	23,165,131	22,470,488	20,896,695	20,874,124

Securities sold, not yet purchased	376,150	517,176	263,379	262,439
Federal funds purchased	1,069,430	1,056,695	1,370,619	904,839
Security repurchase agreements	723,000	1,024,427	841,170	690,910
Other liabilities	539,694	607,676	442,020	474,665
Commercial paper	168,344	188,612	126,144	109,771
Federal Home Loan Bank advances and other borrowings:
One year or less	18,106	416,630	215,354	15,790
Over one year	228,733	230,128	231,440	233,027
Long-term debt	1,693,710	1,724,321	1,611,618	1,532,436
Total liabilities	27,982,298	28,236,153	25,998,439	25,098,001
Minority interest	24,481	21,721	19,776	20,216

Shareholders’ equity:
Capital stock:
Preferred stock, without par value; authorized 3,000,000 shares; issued and outstanding, none	–	–	–	–
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 89,638,753, 89,752,384, 89,840,638 and 89,864,022 shares	965,166	974,479	985,904	991,866
Retained earnings	1,753,934	1,680,240	1,538,677	1,470,063
Accumulated other comprehensive income (loss)	9,240	(14,238)	19,041	27,028
Shares held in trust for deferred compensation, at cost	(4,079)	(4,030)	(3,599)	(2,986)
Total shareholders’ equity	2,724,261	2,636,451	2,540,023	2,485,971
	$30,731,040	$30,894,325	$28,558,238	$27,604,188

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 13

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Interest income:
Interest and fees on loans	$315,590	$299,678	$293,997	$906,405	$889,212
Interest on loans held for sale	932	1,383	2,005	3,595	6,735
Lease financing	4,213	4,230	5,512	12,652	14,525
Interest on money market investments	4,994	3,077	2,762	11,529	10,310
Interest on securities:
Held to maturity – taxable	1,765	1,731	–	3,724	–
Held to maturity – nontaxable	6,000	5,872	–	12,770	–
Available for sale – taxable	39,784	37,169	31,669	114,822	91,592
Available for sale – nontaxable	897	1,208	7,167	8,197	21,919
Trading account	8,884	8,131	6,280	23,227	18,035
Total interest income	383,059	362,479	349,392	1,096,921	1,052,328

Interest expense:
Interest on savings and money market deposits	33,048	27,470	24,926	85,988	86,086
Interest on time and foreign deposits	15,692	14,091	16,896	43,825	56,630
Interest on borrowed funds	39,541	36,673	30,491	105,902	92,372
Total interest expense	88,281	78,234	72,313	235,715	235,088

Net interest income	294,778	284,245	277,079	861,206	817,240
Provision for loan losses	9,363	10,301	18,260	30,908	53,960
Net interest income after provision for loan losses	285,415	273,944	258,819	830,298	763,280

Noninterest income:
Service charges and fees on deposit accounts	33,486	33,419	33,747	99,660	97,266
Loan sales and servicing income	21,633	20,459	25,575	60,504	67,737
Other service charges, commissions and fees	23,474	23,070	22,098	68,903	63,736
Trust and investment management income	3,718	4,797	5,082	12,590	15,541
Income from securities conduit	9,104	8,880	7,345	26,682	21,276
Dividends and other investment income	7,157	8,545	7,008	23,797	20,836
Market making, trading and nonhedge derivative income	2,454	6,072	7,279	14,650	24,972
Equity securities gains (losses), net	4,277	(5,302)	77,425	(5,056)	65,061
Fixed income securities gains (losses), net	307	2,220	(900)	2,444	(546)
Other	3,883	5,119	5,517	18,648	11,463
Total noninterest income	109,493	107,279	190,176	322,822	387,342

Noninterest expense:
Salaries and employee benefits	133,609	129,354	122,550	393,241	368,838
Occupancy, net	18,734	18,658	19,488	55,205	52,999
Furniture and equipment	16,612	16,768	16,612	49,328	48,296
Legal and professional services	6,568	9,893	6,944	23,675	17,977
Postage and supplies	6,290	6,309	6,351	19,247	19,662
Advertising	4,789	5,186	4,188	14,817	13,109
Debt extinguishment cost	–	–	24,210	–	24,210
Impairment losses on long-lived assets	–	528	1,620	712	2,534
Restructuring charges	370	66	766	436	1,872
Amortization of core deposit and other intangibles	3,682	3,501	3,568	10,686	10,671
Provision for unfunded lending commitments	932	622	–	(185)	–
Other	41,227	39,091	39,209	117,965	115,727
Total noninterest expense	232,813	229,976	245,506	685,127	675,895

Impairment loss on goodwill	602	–	75,628	602	75,628
Income from continuing operations before income taxes and minority interest	161,493	151,247	127,861	467,391	399,099
Income taxes	58,140	54,631	66,511	167,485	161,861
Minority interest	858	(2,226)	(2,849)	(1,100)	(6,745)
Income from continuing operations	102,495	98,842	64,199	301,006	243,983

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 14

CONSOLIDATED STATEMENTS OF INCOME  (Continued)

(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share amounts)	September 30, 2004	June 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Discontinued operations:
Loss from operations of discontinued subsidiaries	$–	$–	$(1,051)	$–	$(466)
Impairment losses and loss on sale	–	–	(2,407)	–	(2,407)
Income tax benefit	–	–	(1,343)	–	(1,103)
Loss on discontinued operations	–	–	(2,115)	–	(1,770)
Net income	$102,495	$98,842	$62,084	$301,006	$242,213

Weighted average shares outstanding during the period:
Basic shares	89,617	89,589	89,754	89,643	90,094
Diluted shares	90,957	90,658	90,811	90,820	90,621

Net income per common share:
Basic:
Income from continuing operations	$1.14	$1.10	$0.72	$3.36	$2.71
Loss on discontinued operations	–	–	(0.03)	–	(0.02)
Net income	$1.14	$1.10	$0.69	$3.36	$2.69

Diluted:
Income from continuing operations	$1.13	$1.09	$0.71	$3.31	$2.69
Loss on discontinued operations	–	–	(0.03)	–	(0.02)
Net income	$1.13	$1.09	$0.68	$3.31	$2.67

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 15

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

AND COMPREHENSIVE INCOME

(Unaudited)

	Nine Months Ended September 30, 2004
			Accumulated Other Comprehensive Income (Loss)
			Net Unrealized Gains (Losses) on Investments,	Net Unrealized Gains (Losses) on	Minimum		Shares Held in Trust for	Total
	Common	Retained	Retained Interests	Derivative	Pension		Deferred	Shareholders’
(In thousands)	Stock	Earnings	and Other	Instruments	Liability	Subtotal	Compensation	Equity

Balance, December 31, 2003	$985,904	$1,538,677	$24,015	$10,716	$(15,690)	$19,041	$(3,599)	$2,540,023
Comprehensive income:
Net income for the period		301,006						301,006
Other comprehensive income, net of tax:
Net realized and unrealized holding gains during the period, net of income tax expense of $438			473			473
Reclassification for net realized gains recorded in operations, net of income tax expense of $1,218			(1,967)			(1,967)
Net unrealized losses on derivative instruments, net of reclassification to operations of $35,040 and income tax benefit of $5,093				(8,307)		(8,307)
Other comprehensive loss			(1,494)	(8,307)	–	(9,801)		(9,801)
Total comprehensive income								291,205
Stock redeemed and retired	(79,881)							(79,881)
Stock options exercised, net of shares tendered and retired	59,143							59,143
Cash dividends – common, $.94 per share		(85,749)						(85,749)
Cost of shares held in trust for deferred compensation							(480)	(480)
Balance, September 30, 2004	$965,166	$1,753,934	$22,521	$2,409	$(15,690)	$9,240	$(4,079)	$2,724,261

	Nine Months Ended September 30, 2004
			Accumulated Other Comprehensive Income (Loss)
			Net Unrealized Gains (Losses) on Investments,	Net Unrealized Gains (Losses) on	Minimum		Shares Held in Trust for	Total
	Common	Retained	Retained Interests	Derivative	Pension		Deferred	Shareholders’
(In thousands)	Stock	Earnings	and Other	Instruments	Liability	Subtotal	Compensation	Equity

Balance, December 31, 2002	$1,034,888	$1,292,741	$44,151	$25,420	$(23,357)	$46,214	$–	$2,373,843
Comprehensive income:
Net income for the period		242,213						242,213
Other comprehensive income, net of tax:

Net realized and unrealized holding losses during the period, net of income tax benefit of $1,366			(2,205)			(2,205)
Reclassification for net realized gains recorded in operations, net of income tax expense of $8,341			(13,465)			(13,465)
Net unrealized losses on derivative instruments, net of reclassification to operations of $30,941 and income tax benefit of $2,263				(3,516)		(3,516)
Other comprehensive loss			(15,670)	(3,516)	–	(19,186)		(19,186)
Total comprehensive income								223,027
Stock redeemed and retired	(75,730)							(75,730)
Stock options exercised, net of shares tendered and retired	32,708							32,708
Cash dividends – common, $.72 per share		(64,891)						(64,891)
Cost of shares held in trust for deferred compensation							(2,986)	(2,986)
Balance, September 30, 2003	$991,866	$1,470,063	$28,481	$21,904	$(23,357)	$27,028	$(2,986)	$2,485,971

Total comprehensive income for the three months ended September 30, 2004 and 2003 was $125,973 and $28,696, respectively.

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 16

Nonperforming Assets

(Unaudited)

(In thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2004	2004	2004	2003	2003

Nonaccrual loans	$76,361	$92,597	$91,698	$78,170	$80,110
Restructured loans	522	563	572	1,198	2,032
Other real estate owned	14,222	13,590	17,217	18,596	27,424
Total	$91,105	$106,750	$109,487	$97,964	$109,566
% of net loans and leases* and other real estate owned	0.42%	0.50%	0.53%	0.49%	0.56%

Accruing loans past due 90 days or more	$18,182	$18,109	$26,307	$24,231	$36,752

% of net loans and leases*	0.08%	0.08%	0.13%	0.12%	0.19%

*Includes loans held for sale.

Allowances for Credit Losses

(Unaudited)

	Three Months Ended
(In thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2004	2004	2004	2003	2003

Allowance for Loan Losses
Balance at beginning of the period	$271,554	$271,226	$268,506	$281,311	$281,486
Allowance of branches sold	(1,549)	–	(518)	–	–
Add:
Provision for losses	9,363	10,301	11,244	15,980	18,260
Deduct:
Loan and lease charge-offs	(13,617)	(14,530)	(11,483)	(22,436)	(22,286)
Recoveries	3,662	4,557	3,477	5,866	3,851
Net loan and lease charge-offs	(9,955)	(9,973)	(8,006)	(16,570)	(18,435)
Reclassification of allowance for unfunded lending commitments	–	–	–	(12,215)	–
Balance at end of the period	$269,413	$271,554	$271,226	$268,506	$281,311

Ratio of allowance for loan losses to net loans and leases outstanding at period end	1.25%	1.26%	1.32%	1.35%	1.45%

Ratio of allowance for loan losses to nonperforming loans at period end	350.42%	291.49%	293.95%	338.31%	342.47%

Allowance for Unfunded Lending Commitments
Balance at beginning of the period	$11,098	$10,476	$12,215	$–
Reclassification of allowance for loan losses	–	–	–	12,215
Provision charged (credited) against earnings	932	622	(1,739)	–
Balance at end of period	$12,030	$11,098	$10,476	$12,215

Total Allowances for Credit Losses
Allowance for loan losses	$269,413	$271,554	$271,226	$268,506	$281,311
Allowance for unfunded lending commitments	12,030	11,098	10,476	12,215	–
Total allowances for credit losses	$281,443	$282,652	$281,702	$280,721	$281,311

Ratio of total allowances for credit losses to net loans and leases outstanding at period end	1.31%	1.31%	1.37%	1.41%	1.45%

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 17

Sold Loans Being Serviced

(Unaudited)

	Three Months Ended
(In thousands)	September 30,		June 30,	March 31,	December 31,	September 30,
	2004		2004	2004	2003	2003

Balance at beginning of the period	$2,643,927		$2,707,128	$2,782,175	$2,894,638	$2,367,751
New loans sold	703,809		118,018	90,770	107,373	715,534
Payments and other reductions	(194,812)		(181,219)	(165,817)	(219,836)	(188,647)
Balance at end of the period	$3,152,924		$2,643,927	$2,707,128	$2,782,175	$2,894,638

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	September 30,		June 30,	March 31,	December 31,	September 30,
	2004		2004	2004	2003	2003

Loans held for sale	$151		$141	$185	$177	$216

Commercial lending:
Commercial and industrial	4,438		4,381	4,204	4,111	4,102
Leasing	374		381	363	377	378
Owner occupied	3,453	(1)	3,666	3,465	3,295	3,062
Total commercial lending	8,265		8,428	8,032	7,783	7,542

Commercial real estate:
Construction	3,289		3,062	2,916	2,867	2,907
Term	3,859		3,921	3,646	3,426	3,316
Total commercial real estate	7,148		6,983	6,562	6,293	6,223

Consumer:
Home equity credit line	1,026		965	892	838	780
1-4 family residential	4,118		4,170	4,057	3,874	3,675
Bankcard and other revolving plans	217		183	183	198	188
Other	573		647	697	749	797
Total consumer	5,934		5,965	5,829	5,659	5,440

Foreign loans	4		6	15	15	15

Other receivables	109		75	91	90	93
Total loans	$21,611		$21,598	$20,714	$20,017	$19,529

(1)  Decrease from June 30, 2004 reflects $640 million of small business loans sold to a securitization structure during the quarter.

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 18

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)

	Three Months Ended September 30, 2004			Three Months Ended September 30, 2003
(In thousands)	Average Balance	Amount of Interest (1)	Average Rate	Average Balance	Amount of Interest (1)	Average Rate
ASSETS
Money market investments	$1,605,277	$4,994	1.24%	$1,346,129	$2,762	0.81%
Securities:
Held to maturity	640,207	10,996	6.83%	–	–
Available for sale	3,753,811	41,164	4.36%	3,896,893	42,696	4.35%
Trading account	838,170	8,884	4.22%	747,444	6,280	3.33%
Total securities	5,232,188	61,044	4.64%	4,644,337	48,976	4.18%

Loans:
Loans held for sale	124,000	932	2.99%	241,064	2,005	3.30%
Net loans and leases (2)	21,096,481	321,358	6.06%	19,336,716	301,346	6.18%
Total loans and leases	21,220,481	322,290	6.04%	19,577,780	303,351	6.15%
Total interest-earning assets	28,057,946	388,328	5.51%	25,568,246	355,089	5.51%
Cash and due from banks	1,038,432			949,064
Allowance for loan losses	(272,463)			(282,344)
Goodwill	645,462			729,149
Core deposit and other intangibles	62,923			76,457
Other assets	1,836,278			1,655,932
Total assets	$31,368,578			$28,696,504

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$3,379,890	5,359	0.63%	$3,076,281	4,530	0.58%
Money market super NOW	9,821,968	27,689	1.12%	8,827,152	20,396	0.92%
Time under $100,000	1,407,490	6,773	1.91%	1,611,590	8,487	2.09%
Time $100,000 and over	1,266,514	7,557	2.37%	1,295,951	8,019	2.45%
Foreign	409,644	1,362	1.32%	190,459	390	0.81%
Total interest-bearing deposits	16,285,506	48,740	1.19%	15,001,433	41,822	1.11%
Borrowed funds:
Securities sold, not yet purchased	708,342	7,135	4.01%	558,334	5,312	3.77%
Federal funds purchased and security repurchase agreements	2,397,862	7,959	1.32%	2,756,338	6,143	0.88%
Commercial paper	191,767	756	1.57%	163,805	520	1.26%
FHLB advances and other borrowings:
One year or less	154,593	519	1.34%	249,497	753	1.20%
Over one year	229,703	2,928	5.07%	233,421	3,053	5.19%
Long-term debt	1,697,356	20,244	4.74%	1,267,504	14,710	4.60%
Total borrowed funds	5,379,623	39,541	2.92%	5,228,899	30,491	2.31%
Total interest-bearing liabilities	21,665,129	88,281	1.62%	20,230,332	72,313	1.42%
Noninterest-bearing deposits	6,444,034			5,423,771
Other liabilities	558,220			531,858
Total liabilities	28,667,383			26,185,961
Minority interest	23,791			20,930
Total shareholders’ equity	2,677,404			2,489,613
Total liabilities and shareholders’ equity	$31,368,578			$28,696,504

Spread on average interest-bearing funds			3.89%			4.09%
Taxable-equivalent net interest income and net yield on interest-earning assets		$300,047	4.25%		$282,776	4.39%

(1) Taxable-equivalent rates used where applicable.

(2) Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES

Press Release – Page 19

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Unaudited)

	Nine Months Ended September 30, 2004			Nine Months Ended September 30, 2003
(In thousands)	Average Balance	Amount of Interest (1)	Average Rate	Average Balance	Amount of Interest (1)	Average Rate
ASSETS
Money market investments	$1,576,519	$11,529	0.98%	$1,365,026	$10,310	1.01%
Securities:
Held to maturity	453,902	23,370	6.88%	–	–
Available for sale	3,956,116	127,433	4.30%	3,609,406	125,314	4.64%
Trading account	771,714	23,227	4.02%	698,786	18,035	3.45%
Total securities	5,181,732	174,030	4.49%	4,308,192	143,349	4.45%

Loans:
Loans held for sale	157,452	3,595	3.05%	236,112	6,735	3.81%
Net loans and leases (2)	20,613,461	923,852	5.99%	19,016,181	909,244	6.39%
Total loans and leases	20,770,913	927,447	5.96%	19,252,293	915,979	6.36%
Total interest-earning assets	27,529,164	1,113,006	5.40%	24,925,511	1,069,638	5.74%
Cash and due from banks	1,000,655			934,852
Allowance for loan losses	(271,782)			(281,710)
Goodwill	649,751			729,769
Core deposit and other intangibles	66,622			79,148
Other assets	1,771,919			1,627,907
Total assets	$30,746,329			$28,015,477

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$3,338,766	15,398	0.62%	$2,926,942	14,379	0.66%
Money market super NOW	9,316,936	70,590	1.01%	8,871,269	71,707	1.08%
Time under $100,000	1,449,637	20,195	1.86%	1,679,640	29,469	2.35%
Time $100,000 and over	1,233,805	21,015	2.28%	1,299,400	25,981	2.67%
Foreign	317,667	2,615	1.10%	168,997	1,180	0.93%
Total interest-bearing deposits	15,656,811	129,813	1.11%	14,946,248	142,716	1.28%
Borrowed funds:
Securities sold, not yet purchased	659,441	19,152	3.88%	531,914	15,070	3.79%
Federal funds purchased and security repurchase agreements	2,750,202	21,375	1.04%	2,638,487	20,001	1.01%
Commercial paper	205,559	2,057	1.34%	247,510	2,669	1.44%
FHLB advances and other borrowings:
One year or less	332,646	2,825	1.13%	180,463	1,749	1.30%
Over one year	230,338	8,758	5.08%	237,346	9,308	5.24%
Long-term debt	1,648,176	51,735	4.19%	1,181,879	43,575	4.93%
Total borrowed funds	5,826,362	105,902	2.43%	5,017,599	92,372	2.46%
Total interest-bearing liabilities	21,483,173	235,715	1.47%	19,963,847	235,088	1.57%
Noninterest-bearing deposits	6,098,167			5,128,489
Other liabilities	517,494			450,231
Total liabilities	28,098,834			25,542,567
Minority interest	22,456			22,293
Total shareholders’ equity	2,625,039			2,450,617
Total liabilities and shareholders’ equity	$30,746,329			$28,015,477

Spread on average interest-bearing funds			3.93%			4.17%
Taxable-equivalent net interest income and net yield on interest-earning assets		$877,291	4.26%		$834,550	4.48%

(1) Taxable-equivalent rates used where applicable.

(2) Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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